                      SECURITIES AND EXCHANGE COMMISSION
                                      8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported)  February 4, 1997
                                   ----------------



TELEPORT COMMUNICATIONS GROUP INC.
(Exact Name of Registrant as specified in its Charter)



Delaware                           0-20913       13-3173139
(State or Other jurisdiction of    (Commission   (IRS Employer of
---------------------------------  -----------   -------------------
Incorporation)                     File Number)  Identification No.)


One Teleport Drive, Staten Island, New York       10311
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(Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number including area code      (718) 355-2000
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ITEM 5

THE FOLLOWING  IS A PRESS RELEASE DISTRIBUTION AS OF FEBRUARY 4, 1996:


Staten Island, NY -- Teleport Communications Group Inc. (TCG) today announced it had completed the acquisition of CERFnet Services Inc., one of the nation's premier Tier I Internet Services Providers (ISP). TCG last month announced its intention to acquire San Diego-based CERFnet Services for 2.1 million shares of TCG's Class A Common Stock.

TCG is the nation's largest and most experienced provider of competitive local exchange services for information intensive businesses. Through its fiber optic based networks, TCG currently serves 57 major markets, offering the most advanced private line, switched and data services. TCG recently announced plans to build eight new fiber optic networks in 1997 that when completed will raise the number of markets served to 65. TCG is traded on the NASDAQ National Market and is traded under the symbol: TCGI.
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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.





Dated:  February 4, 1997      By:    /s/ Maria Terranova-Evans
                              --------------------------------


                              Name:   Maria Terranova-Evans
                              Title:  Vice President and Controller
                                      (Principal Accounting Officer)